UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 26, 2008

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure

Previously, Forest Oil Corporation (“Forest”) announced the sale of certain operated and non-operated oil and gas properties in the Rockies, including its assets in the Niobrara and San Juan basins and various properties in Wyoming and Utah.  On November 25, 2008, Forest announced the closing of the sale, in which Forest received total cash proceeds of approximately $200 million.  In addition, Forest announced that its syndicate of banks reaffirmed the company’s borrowing base available under its Credit Facility at $1.8 billion after the sale of the assets.  Forest also updated its fourth quarter production guidance and its natural gas and oil derivative portfolio.  A copy of Forest’s current press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Current Report under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
99.1	Forest Oil Corporation press release dated November 25, 2008 entitled “Forest Oil Closes Rockies Divestiture Package; Updates Fourth Quarter 2008 Production Guidance and Derivative Portfolio.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: November 26, 2008	By	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
99.1	Forest Oil Corporation press release dated November 25, 2008 entitled “Forest Oil Closes Rockies Divestiture Package; Updates Fourth Quarter 2008 Production Guidance and Derivative Portfolio.”